Exhibit 99.1


GAF MATERIALS                                     NEW
CORPORATION                                       APPOINTMENTS
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To:    All GAFMC Employees
Date:  May 10, 2005



We are pleased to announce that Peter J. Ganz has been promoted to CEO, President, General Counsel and Secretary of G-1 Holdings. Concurrently, Peter will be serving as Acting General Counsel of BMCA. These position changes will be effective immediately. Previously, Peter was SVP, Litigation and Legal Affairs, Deputy General Counsel and Chief Compliance Officer of BMCA and G-1 Holdings.

Peter received his A.B. from Duke University in 1984 and his J.D. from Harvard Law School in 1987. Prior to joining the Company in 1995, Peter was associated with the law firms of McCarter & English in Newark, New Jersey, and Kramer, Levin, Nessen, Kamin & Frankel in New York City.

Rich Weinberg has decided to pursue another opportunity and will be leaving effective July 15, 2005. Rich has made significant contributions to the business during his 12 years of service with the company and will be transitioning his duties to Peter over the next few months.



Bill Collins
President and CEO